UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

PRESBIA PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36824	98-1162329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120/121 Baggot Street Lower

Dublin 2 Ireland

(Address of Principal Executive Offices)(Zip Code)

+353 (1) 659 9446

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On March 3, 2015, the Board of Directors (the “Board”) of Presbia PLC (the “Company”) appointed Robert J. Cresci to the Board. The Board increased its size from six to seven members and appointed Mr. Cresci to fill the vacancy. Mr. Cresci has been elected to serve a term expiring at the Company’s 2015 annual meeting of shareholders. Mr. Cresci is expected to serve on the Board’s Audit Committee, provided, however, that this determination has not yet been made.

On March 3, 2015, the Company issued a press release announcing the appointment of Mr. Cresci to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Presbia PLC dated March 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESBIA PLC

By:	/s/ Richard Fogarty
Name:	Richard Fogarty
Title:	Chief Accounting Officer

Dated: March 3, 2015